Exhibit 24.3

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Lionel Reilly, or Neal Soderquist, or either of them, attorney for me and in my name and on my behalf to sign the Annual Report on Form 10-K of PROFESSIONAL VETERINARY PRODUCTS, LTD. for the fiscal year ended July 31, 2004, and any such amendment thereto, to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended, to file any such amendment to the Form 10-K, exhibits thereto and documents required in connection therewith with the SEC, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

     IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of October, 2004.

/s/ Amy Lynne Hinton

Amy Lynne Hinton

STATE OF PENNA	)
	)	ss.
COUNTY OF FRANKLIN	)

     On this 28 day of October, 2004, before me, a Notary Public qualified for said County, personally came Amy Lynne Hinton, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be her voluntary act and deed.

/s/ Tammy Sue Helman

Notary Public My commission expires:

October 31, 2005